    As filed with the Securities and Exchange Commission on October 17, 2001
                                                      Registration No. 333-65376
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                             _______________________


                        Post Effective Amendment No. 1 to
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             _______________________


                                  ACCENTURE LTD
             (Exact Name of Registrant as Specified in its Charter)

                           Bermuda                                                     98-0341111
(State or Other Jurisdiction of Incorporation or Organization)          (I.R.S. Employer Identification Number)

                                   Cedar House
                                 41 Cedar Avenue
                             Hamilton HM12, Bermuda
                                 (441) 296-8262
    (Address, including zip code, of Registrant's principal executive office)


                     Accenture Ltd 2001 Share Incentive Plan
                 Accenture Ltd 2001 Employee Share Purchase Plan
                           (Full titles of the Plans)

                               Douglas G. Scrivner
                                  Accenture Ltd
                               1661 Page Mill Road
                               Palo Alto, CA 94304
                                 (650) 213-2000
 (Name, address, including zip code, and telephone number, including area code, of Registrant's agent for service)

                                   Copies to:
                                  John B. Tehan
                                Alan D. Schnitzer
                           Simpson Thacher & Bartlett
                              425 Lexington Avenue
                          New York, New York 10017-3954
                                 (212) 455-2000

         Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Post Effective Amendment also covers an indeterminate amount of interests to be offered or sold pursuant to the Accenture Ltd 2001 Employee Share Purchase Plan.

                                     PART I

         All information required by Part II to be contained in the prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by Accenture Ltd (the "Company" or "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference in this Registration Statement:

         1. The Registrant's prospectus filed on or about July 19, 2001 pursuant to Rule 424(b) of the Securities Act, which contains audited financial statements for the Registrant's latest fiscal year for which such statements have been filed (File No. 333-59194).

         2. The description of the Company's share capital contained in the Registrant's Registration Statement on Form 8-A filed with the Commission under Section 12(b) of the Exchange Act on June 25, 2001 (File No. 001-16565), including any amendment or report filed for the purpose of updating such description.

         3. The Registrant's Current Report on Form 8-K dated August 17, 2001 (filed August 17, 2001), Current Report on Form 8-K dated September 16, 2001 (filed September 18, 2001) and Current Report on Form 8-K/A dated October 11, 2001 (filed October 15, 2001).

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         The Class A common shares are registered under Section 12(b) of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         The bye-laws of the Registrant provide for indemnification of the Registrant's officers and directors against all liabilities, loss, damage or expense incurred or suffered by such party as an officer or director of the Registrant; provided that such indemnification shall not extend to any matter which would render it void pursuant to the Companies Act 1981 of Bermuda.

         The Companies Act provides that a Bermuda company may indemnify its directors and officers in respect of any loss arising or liability attaching to them as a result of any negligence, default or breach of trust of which they may have been guilty in relation to the company in question. However, the Companies Act also provides that any provision, whether contained in the company's bye-laws or in a contract or arrangement between the company and the director or officer, indemnifying a director or officer against any liability which would attach to him in respect of his fraud or dishonesty will be void.

         The directors and officers of the Registrant are covered by directors' and officers' insurance policies maintained by the Registrant.

Item 7.  Exemption from Registration Claimed.

         None.

Item 8.  Exhibits.

         3.1      Memorandum of Continuance of the Registrant, dated February
                  21, 2001*
         3.2      Bye-laws of the Registrant*
         5.1 Opinion of Appleby Spurling & Kempe with respect to legality of securities being registered hereunder*
         10.1     2001 Share Incentive Plan of the Registrant*
         10.2     2001 Employee Share Purchase Plan of the Registrant*
         23.1     Consent of PricewaterhouseCoopers LLP (filed herewith)
         23.2     Consent of Appleby Spurling & Kempe (included in Exhibit 5.1)*
         24.1     Power of Attorney*
___________________
*Previously filed

Item 9.  Undertakings.

         The undersigned Registrant hereby undertakes:

(a) (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and State of New York on October 16, 2001.

                                       ACCENTURE LTD

                                       By:   /*/
                                             -----------------------------------
                                             Name: Joe W. Forehand
                                             Title: Chief Executive Officer
                                                    and Chairman of the Board

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

                 Signature                              Title                            Date
                 ---------                              -----                            ----
       /*/                          Chief Executive Officer and Chairman of the
-----------------------------       Board (principal executive officer)             October 16, 2001
       Joe W. Forehand


       /*/                          Chief Operating Officer and Director            October 16, 2001
-----------------------------
       Stephan A. James

       /*/                          Managing Partner - Financial Services Global
-----------------------------       Market Unit and Director                        October 16, 2001
       Karl-Heinz Flother

                 Signature                              Title                                  Date
                 ---------                              -----                                  ----
       /*/
------------------------------------         Director                                        October 16, 2001
       Joel P. Friedman

                                             Managing Partner - Communications & High
       /*/                                   Tech Global Market Unit and Director            October 16, 2001
------------------------------------
       William D. Green


       /*/                                   Director                                        October 16, 2001
------------------------------------
       Masakatsu Mori

       /*/                                   Director                                        October 16, 2001
------------------------------------
       Diego Visconti

                                             Corporate Development Officer, Managing
       /*/                                   General Partner - Accenture Technology          October 16, 2001
------------------------------------         Ventures and Director
       Jackson L. Wilson, Jr.

                                             Chief Financial Officer (principal financial
       /*/                                   and accounting officer)                         October 16, 2001
------------------------------------
       Harry L. You

* By Power of Attorney
       /s/ Douglas G. Scrivner               Attorney-in-Fact                                October 16, 2001
------------------------------------
       Douglas G. Scrivner

                                INDEX TO EXHIBITS

     Exhibit
     Number                                    Description
     3.1 Memorandum of Continuance of the Registrant, dated February 21, 2001*
     3.2                       Bye-laws of the Registrant*
     5.1 Opinion of Appleby Spurling & Kempe with respect to legality of securities being registered hereunder*
     10.1                      2001 Share Incentive Plan of the Registrant*
     10.2                      2001 Employee Share Purchase Plan of the
                               Registrant*
     23.1 Consent of PricewaterhouseCoopers LLP (filed herewith)
     23.2                      Consent of Appleby Spurling & Kempe (included in
                               Exhibit 5.1)*
     24.1                      Power of Attorney*

_______________________
*Previously filed

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